UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 16, 2007

SUPERIOR ESSEX INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50514	20-0282396
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

150 Interstate North Parkway, Atlanta, Georgia 30339

(Address of principal executive offices) (Zip Code)

(770) 657-6000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                   Entry Into a Material Definitive Agreement.

Denys Gounot, a member of the board of directors of Superior Essex Inc. (the “Company”), is the owner of DG Network.  As previously disclosed on Forms 8-K filed on February 23, 2005, August 5, 2005 and January 20, 2006, the Company, DG Network and Mr. Gounot were parties to consulting agreements pursuant to which DG Network and/or Mr. Gounot provided consulting services to the Company in connection with the initial combination of the Company’s UK magnet wire business with Nexans’ European magnet wire business, now known as Essex Nexans Europe SAS (“Essex Nexans”) and the integration and operation of Essex Nexans.

On February 16, 2007, the Company entered into an amended and restated consulting agreement (the “Amended Consulting Agreement”) with DG Network and Mr. Gounot.  Under the Amended Consulting Agreement, the annual fee for consulting services and for Mr. Gounot serving as Chair of Essex Nexans was increased to $200,000, payable in equal monthly installments in advance. The annual fee is effective as of January 1, 2007.  DG Network and Mr. Gounot will be reimbursed for reasonable travel and out-of-pocket expenses incurred in connection with the Amended Consulting Agreement.  The Amended Consulting Agreement may be terminated by either party upon 60 days prior notice. The Consulting Agreement is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Item 9.01                                   Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits:

EXHIBIT
NUMBER	EXHIBIT DESCRIPTION

10.1	Amended and Restated Consulting Agreement dated as of February 16, 2007 between the Company, DG Network and Denys Gounot

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR ESSEX INC.

Date:	February 21, 2007	By:	/s/ David S. Aldridge
David S. Aldridge
Executive Vice President, Chief Financial
Officer and Treasurer